UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 27, 2011

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 27, 2011, in connection with its private placement of stock in the Company which closed on December 30, 2008 and pursuant to the decision of the non-interested members of the Board of Directors on October 19, 2010 amending the warrant strike price per share from $0.15 to $0.10, the Company had 350,000 warrants exercised, out of the 2,000,000 warrants remaining available of the original 4,750,000 issued with the private placement, for a total of $35,000.  The restricted shares of the Company’s Common Stock were issued pursuant to the exemptions from registration requirements of the Securities Act under Regulation D based upon representations and covenants provided by the respective purchasers.  The Company anticipates that the balance of the 1,650,000 warrants will be exercised.

Item 8.01 Other Events

On December 27, 2011, the Company cancelled 125,000 shares of stock in the Company which it received as payment for used equipment the Company had in Chile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: December 30, 2011	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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